HILLS BANCORPORATION
                                   EXHIBIT II
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                               Three Months Ended          Six Months Ended
                                                                     June 30                   June 30
                                                             -----------------------   -----------------------
                                                                1998         1997         1998         1997
                                                             ----------   ----------   ----------   ----------
Weighted average number of shares outstanding (basic) ....    1,467,754    1,467,259    1,467,754    1,467,259
Weighted average of potential dilutive shares attributable
to stock options granted computed under the treasury stock
method ...................................................       20,563       13,674       21,931       12,940
                                                             ----------   ----------   ----------   ----------
Weighted average number of shares (diluted) ..............    1,488,317    1,480,933    1,489,685    1,480,199
                                                             ==========   ==========   ==========   ==========

Earnings Per Share:
   Net income (in thousands) .............................   $    1,733   $    1,935   $    3,577   $    3,546
                                                             ==========   ==========   ==========   ==========
   Earnings per common share:
     Basic ...............................................   $     1.18   $     1.32   $     2.44   $     2.42
                                                             ==========   ==========   ==========   ==========
     Diluted .............................................         1.16         1.31         2.40         2.40
                                                             ==========   ==========   ==========   ==========